MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
 -------------------------
      PCAOB REGISTERED




Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549


Ladies and Gentlemen:

We have read the statements included under Item 4.01 of the Form 8-K for Woize International Ltd dated March 29, 2006 and agree with the statements, with respect to our firm, contained therein. We have no basis to agree or disagree with other statements made under Item 4.01 of the Form 8-K.








/s/ Moore & Associated, Chartered


Moore & Associated, Chartered
Las Vegas, Nevada
April 4, 2006









             2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146
                       (702) 253-7511 Fax: (702)253-7501